Exhibit 99.1

Cambium Networks Reports Fourth Quarter and Full Year 2022 Financial Results

•
Revenues of $84.5 million, increased 4% sequentially, and 7% year-over-year
•
North America revenues of $44.4 million, grew 47% sequentially, and increased 33% year-over-year
•
Gross margin of 49.0%, non-GAAP(1) gross margin of 49.6%
•
Operating income of $9.5 million, non-GAAP(1) operating income of $13.2 million
•
Net income of $10.0 million or $0.35 per diluted share, non-GAAP(1) net income of $10.3 million or $0.36 per diluted share
•
Adjusted EBITDA(1) of $14.3 million or 16.9% of revenues

ROLLING MEADOWS, Ill., Feb. 16, 2023 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the fourth quarter and full year 2022 ended December 31, 2022.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q4 2022	Q3 2022	Q4 2021	Q4 2022	Q3 2022	Q4 2021
Revenues	$84.5	$81.2	$78.7	$84.5	$81.2	$78.7
Gross margin	49.0%	50.7%	43.8%	49.6%	51.3%	44.2%
Operating margin	11.2%	12.3%	3.7%	15.6%	17.0%	7.3%
Net Income	$10.0	$9.4	$1.4	$10.3	$11.3	$4.4
Adjusted EBITDA margin				16.9%	18.2%	8.6%

	GAAP		Non-GAAP (1)
(in millions, except percentages)	2022	2021	2022	2021
Revenues	$296.9	$335.9	$296.9	$335.9
Gross margin	48.9%	47.9%	49.5%	48.2%
Operating margin	6.7%	10.8%	11.6%	14.1%
Net Income	$20.2	$37.4	$26.9	$35.6
Adjusted EBITDA margin			13.1%	15.3%

(1) Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the fourth quarter and full year 2022 ended December 31, 2022.

“Our fourth quarter included healthy growth in revenues, solid profitability, and improved cash generation,” said Atul Bhatnagar, president and CEO. “The Point-to-Multi-Point business returned to sequential growth, and we had a strong quarter for the Point-to-Point business from global defense spending.”

Bhatnagar continued, “Cambium’s innovation in wireless broadband continues to benefit service providers, enterprises, industrial customers, and government agencies around the world with our broadening portfolio of gigabit wireless products and solutions. Our high-quality, yet affordable solutions, allow our customers to dramatically improve performance and quality of service. During 2023, Cambium expects to grow revenues and increase profitability as we continue to have healthy growth in the Enterprise business, ramp our next generation of multi-gigabit fixed wireless solutions in the Point-to-Multi-Point business, and benefit from increased global defense spending for our Point-to-Point products.”

Revenues of $84.5 million for the fourth quarter 2022 increased $5.8 million year-over-year primarily as a result of higher revenues for Enterprise and Point-to-Point products, partially offset by lower Point-to-Multi-Point revenues primarily due to less demand from service providers ahead of the ramp of product transitions to new technologies. Revenues for the fourth quarter 2022 increased by $3.3 million compared to $81.2 million for the third quarter 2022, due to record Point-to-Point revenues, and higher Point-to-Multi-Point revenues, offset by lower Enterprise revenues.

GAAP gross margin for the fourth quarter 2022 was 49.0%, compared to 43.8% for the fourth quarter 2021, and 50.7% for the third quarter 2022. GAAP operating income for the fourth quarter 2022 was $9.5 million, compared to $2.9 million for the fourth quarter 2021, and $10.0 million for the third quarter 2022. GAAP net income for the fourth quarter 2022 was $10.0 million, or net earnings of $0.35 per diluted share, compared to $1.4 million, or net earnings of $0.05 per diluted share for the fourth quarter 2021, and $9.4 million, or net earnings of $0.34 per diluted share for the third quarter 2022.

Non-GAAP gross margin for the fourth quarter 2022 was 49.6%, compared to 44.2% for the fourth quarter 2021, and 51.3% for the third quarter 2022. Non-GAAP operating income for the fourth quarter 2022 was $13.2 million, compared to $5.8 million for the fourth quarter 2021, and $13.8 million for the third quarter 2022. Non-GAAP net income for the fourth quarter 2022 was $10.3 million, or $0.36 per diluted share, compared to $4.4 million, or $0.16 per diluted share for the fourth quarter 2021, and $11.3 million, or $0.40 per diluted share, for the third quarter 2022. For the fourth quarter 2022, adjusted EBITDA was $14.3 million or 16.9% of revenues, compared to adjusted EBITDA of $6.7 million or 8.6% of revenues for the fourth quarter 2021, and $14.7 million or 18.2% of revenues for the third quarter 2022.

For full year 2022, revenues of $296.9 million decreased by $39.0 million compared to full year 2021. GAAP gross margin was 48.9% for full year 2022 compared to 47.9% for 2021. Non-GAAP gross margin was 49.5% of revenues for full year 2022, compared to 48.2% of revenues for 2021. GAAP operating income of $19.9 million for full year 2022 compared to $36.4 million for 2021. Non-GAAP operating income was $34.3 million or 11.6% of revenues for full year 2022, compared to $47.4 million or 14.1% of revenues during 2021. GAAP net income for full year 2022 was $20.2 million, or net earnings of $0.72 per diluted share, compared to GAAP net income of $37.4 million, or net earnings of $1.31 per diluted share, for 2021. For full year 2022, non-GAAP net income was $26.9 million or $0.94 per diluted share, compared to $35.6 million or $1.26 per diluted share for 2021. Adjusted EBITDA for full year 2022 was $38.8 million or 13.1% of revenues, compared to $51.2 million or 15.3% of revenues for 2021.

Cash provided by operating activities was $4.0 million for the fourth quarter 2022, compared to $5.6 million for the fourth quarter 2021, and $2.2 million for the third quarter 2022. Cash totaled $48.2 million as of December 31, 2022, $11.1 million lower than December 31, 2021, due primarily to higher inventories and the paydown of debt, offset by earnings.

Fourth Quarter 2022 Highlights

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Revenues of $84.5 million, increased 4% sequentially, and was higher by 7% year-over-year.
•
GAAP net income of $10.0 million or $0.35 per diluted share, non-GAAP net income of $10.3 million or $0.36 per diluted share, compared to GAAP net income of $1.4 million or $0.05 per diluted share, and non-GAAP net income of $4.4 million or $0.16 per diluted share for the fourth quarter 2021.
•
Adjusted EBITDA of $14.3 million or 16.9% of revenues, compared to $6.7 million or 8.6% of revenues for the fourth quarter 2021.

•
Net cash provided by operating activities of $4.0 million, compared to $5.6 million provided by operating activities for the fourth quarter 2021.
•
Increased net new channel partners by over 1,300 year-over-year, an increase of over 11%.
•
Devices under cnMaestro® cloud management increased 21% year-over-year.

Full Year 2022 Highlights

•
Revenues of $296.9 million decreased 12% compared to 2021.
•
Enterprise Wi-Fi revenues of $109.8 million grew 64% compared to 2021.
•
Point-to-Multi-Point revenues of $114.9 million decreased 44% compared to 2021.
•
Point-to-Point revenues of $67.1 million increased 10% compared to 2021.
•
GAAP net income of $20.2 million or $0.72 per diluted share, non-GAAP net income $26.9 million or $0.94 per diluted share.
•
Adjusted EBITDA of $38.8 million or 13.1% of revenues, compared to $51.2 million or 15.3% of revenues for 2021.

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

First Quarter 2023 Financial Outlook

Taking into account our current visibility, the financial outlook as of February 16, 2023, for the first quarter ending March 31, 2023, is expected to be as follows:

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Revenues between $74.0-$80.0 million, up approximately 20%-29% year-over-year
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GAAP gross margin between 48.5%-50.1%; and non-GAAP gross margin between 49.2%-50.8%
•
GAAP operating expenses between $33.9-$34.9 million; and non-GAAP operating expenses between $30.6-$31.6 million
•
GAAP operating income between $2.0-$5.2 million; and non-GAAP operating income between $5.8-$9.0 million
•
Interest expense, net of approximately $0.6 million
•
GAAP net income between $1.2-$4.0 million or between $0.04 and $0.14 per diluted share; and non-GAAP net income between $4.1-$6.8 million or between $0.14 and $0.23 per diluted share
•
Adjusted EBITDA between $6.8-$10.0 million; and adjusted EBITDA margin between 9.2%-12.5%
•
GAAP effective tax rate of approximately 11.0%-15.0%; and non-GAAP effective tax rate of approximately 17.0%-21.0%
•
Approximately 28.9 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•
Paydown of debt: $0.7 million

•
Cash interest expense: approximately $0.4 million
•
Capital expenditures: $3.0-$4.0 million

Full Year 2023 Financial Outlook

•
Revenues between $327.0-$345.0 million, increasing between approximately 10%-16%
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GAAP gross margin approximately 49.4%; and non-GAAP gross margin approximately 50.0%
•
GAAP net income between $23.6-$26.1 million or between $0.81 and $0.89 per diluted share; and non-GAAP net income between $33.9-$36.4 million or between $1.17 and $1.25 per diluted share
•
Adjusted EBITDA margin between 14.5%-15.0%

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, February 16, 2023. To join the financial results live webcast and view additional materials which will be posted to the investor website, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BIe42a17d8cf414d09a006e67a8b042659. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, and CFO, Andrew Bronstein, will present and hold one-on-one meetings with investors on Tuesday, March 7, 2023, at the JMP Securities Technology Conference in San Francisco; and on Tuesday, March 14, 2023, in person at the ROTH Capital Partner Annual Conference in Dana Point, California. To join the live webcasts for the JMP Securities and ROTH Capital conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcasts, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2022, and most recent Quarterly Report on Form 10-Q filed on November 4, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets; the constraint in global shipping and logistics; risks presented by the global COVID-19 pandemic, including new or continued government shutdowns such as the recent shutdowns in China, which has and could continue to significantly disrupt our manufacturing, supply chain, sales and other operations and negatively impact our financial results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of political tensions between the United States and other countries such as the war between Russia and Ukraine and tensions with China; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; and current or future unfavorable economic conditions, both domestically and in foreign markets.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenues	$84,507	$81,200	$78,710	$296,899	$335,854
Cost of revenues	43,138	40,034	44,196	151,759	175,058
Gross profit	41,369	41,166	34,514	145,140	160,796
Gross margin	49.0%	50.7%	43.8%	48.9%	47.9%
Operating expenses
Research and development	12,874	12,609	12,492	49,865	51,322
Sales and marketing	12,148	11,033	11,367	44,452	41,819
General and administrative	5,422	6,058	6,284	24,982	25,065
Depreciation and amortization	1,475	1,506	1,464	5,961	6,171
Total operating expenses	31,919	31,206	31,607	125,260	124,377
Operating income	9,450	9,960	2,907	19,880	36,419
Operating margin	11.2%	12.3%	3.7%	6.7%	10.8%
Interest expense, net	559	514	1,061	1,977	4,269
Other expense (income), net	15	165	35	(114)	244
Income before income taxes	8,876	9,281	1,811	18,017	31,906
(Benefit) provision for income taxes	(1,135)	(154)	384	(2,183)	(5,515)
Net income	$10,011	$9,435	$1,427	$20,200	$37,421

Earnings per share
Basic	$0.37	$0.35	$0.05	$0.75	$1.42
Diluted	$0.35	$0.34	$0.05	$0.72	$1.31
Weighted-average number of shares outstanding to compute earnings per share
Basic	27,109,926	26,977,155	26,655,437	26,919,550	26,421,087
Diluted	28,273,786	27,979,575	28,313,291	28,025,278	28,628,136

Share-based compensation included in costs and expenses:
Cost of revenues	$56	$56	$44	$219	$152
Research and development	1,258	1,241	851	4,532	3,044
Sales and marketing	702	696	561	2,603	1,935
General and administrative	879	855	677	3,326	2,586
Total share-based compensation expense	$2,895	$2,848	$2,133	$10,680	$7,717

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$48,162	$59,291
Accounts receivable, net of allowance of $577 and $683	89,321	69,773
Inventories, net	57,068	33,777
Recoverable income taxes	117	860
Prepaid expenses	11,857	12,170
Other current assets	6,464	4,718
Total current assets	212,989	180,589

Noncurrent assets
Property and equipment, net	11,271	10,490
Software, net	8,439	5,867
Operating lease assets	4,011	5,899
Intangible assets, net	9,173	10,777
Goodwill	9,842	9,842
Deferred tax assets, net	12,782	7,604
Other noncurrent assets	955	1,200
TOTAL ASSETS	$269,462	$232,268
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$31,284	$28,241
Accrued liabilities	28,042	21,948
Employee compensation	7,394	16,601
Current portion of long-term external debt, net	3,158	2,489
Deferred revenues	8,913	6,880
Other current liabilities	8,429	5,981
Total current liabilities	87,220	82,140
Noncurrent liabilities
Long-term external debt, net	24,463	26,965
Deferred revenues	8,617	5,363
Noncurrent operating lease liabilities	2,170	4,112
Other noncurrent liabilities	1,619	1,551
Total liabilities	124,089	120,131
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2022 and December 31, 2021; 27,313,273 outstanding at December 31, 2022 and 26,735,175 outstanding at December 31, 2021	3	3
Additional paid in capital	138,997	124,117
Treasury shares, at cost, 209,461 shares at December 31, 2022 and 156,907 shares at December 31, 2021	(4,922)	(3,906)
Accumulated earnings (deficit)	12,822	(7,378)
Accumulated other comprehensive loss	(1,527)	(699)
Total shareholders’ equity	145,373	112,137
TOTAL LIABILITIES AND EQUITY	$269,462	$232,268

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$10,011	$9,435	$1,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of software and intangible assets	1,972	1,930	1,731
Amortization of debt issuance costs	75	76	467
Share-based compensation	2,895	2,848	2,133
Deferred income taxes	(3,202)	(694)	359
Provision for inventory excess and obsolescence	2,024	1,587	695
Other	(31)	(88)	(31)
Change in assets and liabilities:
Receivables	(3,470)	(5,506)	1,315
Inventories	(8,451)	(4,786)	(5,683)
Prepaid expenses	(3,768)	(4,116)	(6,931)
Accounts payable	3,114	(137)	4,400
Accrued employee compensation	1,293	759	3,671
Other assets and liabilities	1,564	851	2,012
Net cash provided by operating activities	4,026	2,159	5,565
Cash flows from investing activities:
Purchase of property and equipment	(1,332)	(974)	(2,062)
Purchase of software	(1,230)	(1,440)	(1,316)
Net cash used in investing activities	(2,562)	(2,414)	(3,378)
Cash flows from financing activities:
Proceeds from issuance of term loan	—	—	29,812
Repayment of term loan	(657)	(656)	(30,678)
Payment of debt issuance costs	—	—	(1,220)
Issuance of ordinary shares under ESPP	839	—	923
Taxes paid related to net share settlement of equity awards	(226)	(231)	(562)
Proceeds from share option exercises	1,872	113	266
Payments to extinguish debt	—	—	(42)
Net cash provided by (used in) financing activities	1,828	(774)	(1,501)
Effect of exchange rate on cash	11	(41)	9
Net increase (decrease) in cash	3,303	(1,070)	695
Cash, beginning of period	44,859	45,929	58,596
Cash, end of period	$48,162	$44,859	$59,291

Supplemental disclosure of cash flow information:
Income taxes paid	$438	$486	$206
Interest paid	$310	$213	$234

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Point-to-Multi-Point	$29,656	$26,090	$37,017	$114,941	$204,756
Point-to-Point	21,276	15,409	15,329	67,083	60,761
Enterprise	31,992	38,330	25,779	109,844	66,933
Other	1,583	1,371	585	5,031	3,404
Total Revenues	$84,507	$81,200	$78,710	$296,899	$335,854

REVENUES BY REGION
	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
North America	$44,350	$30,086	$33,386	$133,897	$173,491
Europe, Middle East and Africa	20,007	29,263	26,035	90,883	93,082
Caribbean and Latin America	9,244	8,935	10,314	31,223	40,974
Asia Pacific	10,906	12,916	8,975	40,896	28,307
Total Revenues	$84,507	$81,200	$78,710	$296,899	$335,854

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time costs, and (viii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in June 2021 of 2,000,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique non-recurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect on earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$10,011	$9,435	$1,427	$20,200	$37,421
Interest expense, net	559	514	1,061	1,977	4,269
(Benefit) provision for income taxes	(1,135)	(154)	384	(2,183)	(5,515)
Depreciation and amortization of software and intangible assets	1,972	1,930	1,731	7,596	6,977
EBITDA	11,407	11,725	4,603	27,590	43,152
Share-based compensation	2,895	2,848	2,133	10,680	7,717
Secondary offering expenses	—	—	—	—	376
Restructuring and other nonrecurring expenses	—	168	—	511	—
Adjusted EBITDA	$14,302	$14,741	$6,736	$38,781	$51,245

Adjusted EBITDA Margin	16.9%	18.2%	8.6%	13.1%	15.3%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP gross profit	$41,369	$41,166	$34,514	$145,140	$160,796
Share-based compensation expense	56	56	44	219	152
Amortization of capitalized software costs	497	424	267	1,635	806
Non-GAAP gross profit	$41,922	$41,646	$34,825	$146,994	$161,754
Non-GAAP gross margin	49.6%	51.3%	44.2%	49.5%	48.2%

GAAP research and development expense	$12,874	$12,609	$12,492	$49,865	$51,322
Share-based compensation expense	1,258	1,241	851	4,532	3,044
Non-GAAP research and development expense	$11,616	$11,368	$11,641	$45,333	$48,278

GAAP sales and marketing expense	$12,148	$11,033	$11,367	$44,452	$41,819
Share-based compensation expense	702	696	561	2,603	1,935
Restructuring and other nonrecurring expenses	—	—	—	166	—
Non-GAAP sales and marketing expense	$11,446	$10,337	$10,806	$41,683	$39,884

GAAP general and administrative expense	$5,422	$6,058	$6,284	$24,982	$25,065
Share-based compensation expense	879	855	677	3,326	2,586
Secondary offering expenses	—	—	—	—	376
Restructuring and other nonrecurring expenses	—	168	—	345	—
Non-GAAP general and administrative expense	$4,543	$5,035	$5,607	$21,311	$22,103

GAAP depreciation and amortization	$1,475	$1,506	$1,464	$5,961	$6,171
Amortization of acquired intangibles	374	390	464	1,603	2,118
Non-GAAP depreciation and amortization	$1,101	$1,116	$1,000	$4,358	$4,053

GAAP operating income	$9,450	$9,960	$2,907	$19,880	$36,419
Share-based compensation expense	2,895	2,848	2,133	10,680	7,717
Secondary offering expenses	—	—	—	—	376
Amortization of capitalized software costs	497	424	267	1,635	806
Amortization of acquired intangibles	374	390	464	1,603	2,118
Restructuring and other nonrecurring expenses	—	168	—	511	—
Non-GAAP operating income	$13,216	$13,790	$5,771	$34,309	$47,436

GAAP pre-tax income	$8,876	$9,281	$1,811	$18,017	$31,906
Share-based compensation expense	2,895	2,848	2,133	10,680	7,717
Secondary offering expenses	—	—	—	—	376
Amortization of capitalized software costs	497	424	267	1,635	806
Amortization of acquired intangibles	374	390	464	1,603	2,118
Write-off of debt issuance costs upon payment of debt	—	—	426	—	764
Restructuring and other nonrecurring expenses	—	168	—	511	—
Non-GAAP pre-tax income	$12,642	$13,111	$5,101	$32,446	$43,687

GAAP (benefit) provision for income taxes	$(1,135)	$(154)	$384	$(2,183)	$(5,515)
Valuation allowance impacts	—	—	(86)	—	(7,902)
Tax rate change	118	(8)	—	(873)	—
Tax impacts of share vesting	(221)	—	464	(221)	(3,444)
Tax effect of Non-GAAP adjustments	(753)	(766)	(658)	(2,886)	(2,356)
All other discrete items	(2,598)	(1,216)	(61)	(3,714)	139
Non-GAAP provision for income taxes	$2,319	$1,836	$725	$5,511	$8,048
Non-GAAP ETR	18.3%	14.0%	14.2%	17.0%	18.4%

GAAP net income	$10,011	$9,435	$1,427	$20,200	$37,421
Share-based compensation expense	2,895	2,848	2,133	10,680	7,717
Secondary offering expenses	—	—	—	—	376
Amortization of capitalized software costs	497	424	267	1,635	806
Amortization of acquired intangibles	374	390	464	1,603	2,118
Write-off of debt issuance costs upon payment of debt	—	—	426	—	764
Restructuring and other nonrecurring expenses	—	168	—	511	—
Non-GAAP adjustments to tax	(2,701)	(1,224)	317	(4,808)	(11,207)
Tax effect of Non-GAAP adjustments	(753)	(766)	(658)	(2,886)	(2,356)
Non-GAAP net income	$10,323	$11,275	$4,376	$26,935	$35,639
Non-GAAP fully weighted basic shares	27,313	27,016	26,735	27,313	26,735
Non-GAAP fully weighted diluted shares	28,605	27,916	28,214	28,578	28,312
Non-GAAP net income per Non-GAAP basic share	$0.38	$0.42	$0.16	$0.99	$1.33
Non-GAAP net income per Non-GAAP diluted share	$0.36	$0.40	$0.16	$0.94	$1.26

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

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Investor Inquiries:

Peter Schuman, IRC

Vice President Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com